Exhibit 99.1
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
On March 7, 2025 (the “Effective Date”), Vitesse Energy, Inc. (“Vitesse” or the “Company”) and Lucero Energy Corp. (“Lucero”) completed the arrangement contemplated by the Arrangement Agreement, dated as of December 15, 2024 (the “Arrangement Agreement”). Pursuant to the Arrangement Agreement, each Lucero shareholder received 0.01239 of a share of Vitesse common stock, in exchange for each Lucero common share held as of the Effective Date.
Vitesse and Lucero prepare their respective financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”) as issued by the financial accounting standards board (“FASB”) and international financial reporting standards (“IFRS”) as issued by the International Accounting Standards Board, respectively. In accordance with FASB ASC 805, Business Combinations, Vitesse will be treated as the acquirer for accounting purposes and will account for the Arrangement as a business combination.
The unaudited pro forma combined balance sheet at December 31, 2024 was prepared as if the Arrangement had occurred on December 31, 2024. The unaudited pro forma combined statements of operations for the year ended December 31, 2024 were prepared as if the Arrangement had occurred on January 1, 2024. The unaudited pro forma combined financial statements have been derived from the historical consolidated financial statements of the Company and Lucero. The unaudited pro forma combined financial statements and underlying pro forma adjustments are based upon currently available information and include certain estimates and assumptions made by the Company’s management; accordingly, actual results could differ materially from the pro forma information and should not be relied on as an indication of the future results of the Company.
Management believes that the assumptions used to prepare the unaudited pro forma combined financial statements and accompanying notes provide a reasonable and supportable basis for presenting the significant estimated effects of the Arrangement. The following unaudited pro forma combined statements of operations do not purport to represent what the Company’s results of operations would have been if the Arrangement had occurred on January 1, 2024. The unaudited pro forma combined balance sheet does not purport to represent what the Company’s financial position would have been if the Arrangement had occurred on December 31, 2024. The unaudited pro forma combined financial statements should be read together with the following:
(i)Company’s audited historical consolidated financial statements and related notes included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 12, 2025;
(ii)“Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 12, 2025;
(iii)Lucero’s audited historical consolidated financial statements and related notes filed herewith for the fiscal year ended December 31, 2024.
The unaudited pro forma combined financial statements have been prepared in accordance with SEC Regulation S-X Article 11 as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using assumptions set forth in the notes herein (“Article 11”). Article 11 permits presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma combined financial statements.

Exhibit 99.1

Vitesse Energy, Inc.
Pro Forma Combined Balance Sheet (Unaudited)
As of December 31, 2024

(in thousands)	As Reported	Lucero As Adjusted - Note 2	Transaction Accounting Adjustments – Note 3		Pro Forma Combined Vitesse
Assets
Current Assets
Cash and cash equivalents	$2,967	$60,629	$(14,810)	(b)	$48,786
Revenue receivable	39,788	7,657	—		47,445
Commodity derivatives	3,842	—	—		3,842
Prepaid expenses and other current assets	4,314	2,148	—		6,462
Total current assets	50,911	70,434	(14,810)		106,535
Oil and Gas Properties—Using the successful efforts method of accounting
Proved oil and gas properties	1,315,566	590,285	(422,997)	(a)	1,482,854
Less accumulated DD&A and impairment	(563,590)	(363,727)	363,727	(a)	(563,590)
Total oil and gas properties	751,976	226,558	(59,270)		919,264
Other Property and Equipment—Net	182	68	—		250
Other Assets
Commodity derivatives	284	—	—		284
Other noncurrent assets	7,540	753	—		8,293
Total other assets	7,824	753	—		8,577
Total assets	$810,893	$297,813	$(74,080)		$1,034,626
Liabilities and Equity
Current Liabilities
Accounts payable	$34,316	$3,623	$—		$37,939
Accrued liabilities	65,714	22,018	4,087	(c)	91,819
Commodity derivatives	299	391	—		690
Other current liabilities	—	551	—		551
Total current liabilities	100,329	26,583	4,087		130,999
Long-term Liabilities
Revolving credit facility	117,000	—	—		117,000
Deferred tax liability	72,001	6,450	(6,450)	(d)	72,001
Asset retirement obligations	9,652	3,216	(522)	(a)	12,346
Commodity derivatives	94	—	—		94
Other noncurrent liabilities	11,483	177	—		11,660
Total liabilities	$310,559	$36,426	$(2,885)		$344,100
Commitments and Contingencies
Equity
Preferred stock	—	—	—		—
Common stock	326	280,020	(279,938)	(a)	408
Warrants		1,439	(1,439)	(a)	—
Additional paid-in capital	505,133	12,554	196,453	(a)	714,140
Accumulated (deficit) earnings	(5,125)	(73,762)	73,762	(a)	(24,022)
			(14,810)	(b)
			(4,087)	(c)
Accumulated other comprehensive income		41,136	(41,136)	(a)	—
Total equity	500,334	261,387	(71,195)		690,526
Total liabilities and equity	$810,893	$297,813	$(74,080)		$1,034,626

See notes to unaudited pro forma combined financial statements

Vitesse Energy, Inc.
Pro Forma Combined Statement of Operations (Unaudited)
Year Ended December 31, 2024

(In thousands except share data)	As Reported	Lucero As Adjusted - Note 2	Transaction Accounting Adjustments – Note 3		Pro Forma Combined Vitesse
Revenue
Oil	$230,164	$101,074	$—		$331,238
Natural gas	11,834	3,223	—		15,057
Total revenue	241,998	104,297	—		346,295
Operating Expenses
Lease operating expense	47,599	24,822	—		72,421
Production taxes	21,500	9,696	—		31,196
General and administrative	23,510	13,135	4,087	(e)	40,732
Depletion, depreciation, amortization, and accretion	100,308	39,309	(12,866)	(f)	126,751
Equity-based compensation	8,110	5,940			14,050
Impairment of oil and gas properties	—	172,280	(172,280)	(g)	—
Total operating expenses	201,027	265,182	(181,059)		285,150
Operating Income (Expense)	40,971	(160,885)	181,059		61,145
Other (Expense) Income
Commodity derivative loss, net	(2,348)	(407)	—		(2,755)
Interest expense	(9,980)	(1,797)	—		(11,777)
Other income	89	3,482	—		3,571
Total other (expense) income	(12,239)	1,278	—		(10,961)

Income Before Income Taxes	$28,732	$(159,607)	$181,059		$50,184

(Provision for) Benefit from Income Taxes	(7,672)	35,197	(40,217)	(h)	(12,692)

Net Income (Loss)	$21,060	$(124,410)	$140,842		$37,492

Weighted average common shares outstanding – basic	30,040,035				38,209,874	(i)
Weighted average common shares outstanding – diluted	32,908,225				41,078,064	(i)
Net income per common share – basic	$0.70				$0.98	(i)
Net income per common share – diluted	$0.64				$0.91	(i)

See notes to unaudited pro forma combined financial statements

Notes to Unaudited Pro Forma Combined Financial Statements

Note 1—Basis of Presentation
The unaudited pro forma combined financial statements have been prepared in accordance with Article 11 using assumptions set forth in the notes herein. Article 11 permits presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur, otherwise known as Management’s Adjustments. The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma combined financial statements.
On March 7, 2025, the Arrangement was completed, and the Company issued 8,169,839 shares of common stock to Lucero shareholders. The Arrangement will be accounted for using the acquisition method of accounting using the accounting guidance in FASB ASC 805, Business Combinations, with Vitesse treated as the accounting acquirer. The Company’s allocation of the preliminary purchase price with respect to the Arrangement is based on estimates of, and assumptions related to, the fair value of the assets acquired and liabilities assumed as of the Effective Date that were applied as if the transaction occurred on December 31, 2024. The Company intends to finalize the valuations and purchase price allocation as soon as practicable within the measurement period, but in no event later than one year following the closing date of the Arrangement. Accordingly, the pro forma adjustments are preliminary, have been made solely for the purpose of providing pro forma financial information and are subject to revision based on a final determination of fair value as of the closing date of the Arrangement. Differences between preliminary estimates and the final allocation of the consideration paid may have a material impact on the accompanying unaudited pro forma combined financial statements.
The unaudited pro forma combined balance sheet at December 31, 2024 was prepared as if the Arrangement had occurred on December 31, 2024. The unaudited pro forma combined statements of operations for the year ended December 31, 2024 were prepared as if the Arrangement had occurred on January 1, 2024. The unaudited pro forma combined financial statements have been derived from the historical consolidated financial statements of the Company and Lucero.
The unaudited pro forma combined financial statements and underlying pro forma adjustments are based upon currently available information and include certain estimates and assumptions made by management; accordingly, actual results could differ materially from the pro forma information. Management believes the assumptions provide a reasonable and supportable basis for presenting the estimated significant effects of the transactions described above. These unaudited pro forma combined financial statements are provided for illustrative purposes only and should not be relied upon as an indication of results in the future.
Note 2— Lucero Historical Financial Statements
Lucero historical balances were derived from Lucero's historical consolidated financial statements as described above which are presented in accordance with IFRS and are denominated in Canadian dollars (CAD). The historical balances have been adjusted to reflect certain reclassifications within Lucero's consolidated statements of operations and consolidated balance sheet categories to conform to Vitesse's presentation in its consolidated statements of operations and consolidated balance sheet. Additionally, these historical financial statements were adjusted from CAD to U.S. dollars (USD) and from IFRS to GAAP. Refer to Note 2A for additional consideration of the IFRS to GAAP adjustments.
Further review may identify additional reclassifications or adjustments that could have a material impact on the unaudited pro forma financial information of the combined company. The reclassifications and adjustments identified and presented in the unaudited pro forma financial information are based on discussions with Lucero's management, due diligence and information presented in Lucero's historical financial statements. As of the date of this report, Vitesse is not aware of any additional reclassifications or adjustments that would have a material impact on the unaudited pro forma financial information that are not reflected in the pro forma financial statements.

Lucero Balance Sheet (Unaudited)
As of December 31, 2024

Lucero Financial Statement Line	Vitesse Financial Statement Line	Lucero Historical (CAD)	Reclassification Adjustments		IFRS to U.S. GAAP Adjustments (Note 2A)		Currency Translation Adjustments (Note 2B)	Lucero As Adjusted
Assets
Cash and cash equivalents	Cash and cash equivalents	$87,236	$—		$—		$(26,607)	$60,629
Accounts receivable	Revenue receivable	13,154	(2,137)	(i)	—		(3,360)	7,657
	Commodity derivatives		—		—		—	—
Prepaid expenses and deposits	Prepaid expenses and other current assets	953	2,137	(i)	—		(942)	2,148
Total current assets		101,343	—		—		(30,909)	70,434
	Oil and Gas Properties—Using the successful efforts method of accounting
	Proved oil and gas properties		854,488	(ii)	(5,157)	(a)	(259,046)	590,285
	Less accumulated DD&A and impairment		(523,347)	(ii)			159,620	(363,727)
	Total oil and gas properties	—	331,141		(5,157)		(99,426)	226,558
	Other Property and Equipment—Net		98	(ii)	—		(30)	68
Property, plant and equipment		331,239	(331,239)	(ii)	—		—	—
Restricted cash		230	(230)	(iii)	—		—	—
Right of use assets		854	(854)	(iii)	—		—	—
	Commodity derivatives		—		—		—	—
	Other noncurrent assets		1,084	(iii)	—		(331)	753
Total non-current assets	Total other assets	332,323	(331,141)		—		(361)	821
Total assets		$433,666	$—		$(5,157)		$(130,696)	$297,813
Liabilities	Liabilities and Equity
Accounts payable and accrued liabilities	Accounts payable	$36,893	$(31,680)	(iv)	$—		$(1,590)	$3,623
	Accrued liabilities		31,680	(iv)	—		(9,662)	22,018
	Commodity derivatives	563	—		—		(172)	391
Lease liability	Other current liabilities	793	—		—		(242)	551
Total current liabilities		38,249	—		—		(11,666)	26,583
	Credit facility		—		—		—	—
Deferred tax liability	Deferred tax liability	9,280	—		—		(2,830)	6,450
Decommissioning obligations	Asset retirement obligations	4,628	—		—		(1,412)	3,216
	Commodity derivatives		—		—		—	—
Lease liability	Other noncurrent liabilities	254	—		—		(77)	177
Total liabilities		$52,411	$—		$—		$(15,985)	$36,426
Shareholders’ Equity	Equity
	Preferred stock		—		—		—	—
Common shares	Common stock	402,906	—		—		(122,886)	280,020
Warrants	Warrants	2,071	—		—		(632)	1,439
Contributed surplus	Additional paid-in capital	18,064	—		—		(5,510)	12,554
Retained earnings	Accumulated earnings (deficit)	(100,975)	—		(5,157)	(a)	32,370	(73,762)
Accumulated other comprehensive income	Accumulated other comprehensive income	59,189	—		—		(18,053)	41,136
Total equity		381,255	—		(5,157)		(114,711)	261,387
Total liabilities and equity		$433,666	$—		$(5,157)		$(130,696)	$297,813

(i)Represents the reclassification of balances contained in “Accounts receivable” on Lucero’s historical balance sheet into “Prepaid expenses and other current assets” to conform to the Company’s balance sheet presentation.
(ii)Represents the reclassification of balances contained in “Property, plant and equipment” on Lucero’s historical balance sheet into “Proved oil and gas properties,” “Less accumulated DD&A and impairment” and “Other Property and Equipment—Net” to conform to the Company’s balance sheet presentation.
(iii)Represents the reclassification of balances contained in “Restricted cash” and “Right of use assets” on Lucero’s historical balance sheet into “Other noncurrent assets” to conform to the Company’s balance sheet presentation.
(iv)Represents the reclassification of balances contained in “Accounts payable and accrued liabilities” on Lucero’s historical balance sheet into “Accounts payable” and “Accrued liabilities” to conform to the Company’s balance sheet presentation.

Lucero Statement of Operations (Unaudited)
Year Ended December 31, 2024

Lucero Financial Statement Line	Vitesse Financial Statement Line	Lucero Historical (CAD)	Reclassification Adjustments		IFRS to U.S. GAAP Adjustments (2A)		Currency Translation Adjustments (Note 2B)	Lucero As Adjusted (Note 2B)
Revenues	Revenue
	Oil	$—	$166,046	(i)	$—		$(37,384)	$101,074
			(27,588)	(ii)
	Natural gas	—	5,294	(i)	—		(1,192)	$3,223
			(880)	(ii)
Petroleum and natural gas revenues		171,340	(171,340)	(i)	—		—	—
Royalties		(28,468)	28,468	(ii)	—		—	—
Unrealized gain (loss) on financial derivatives	Commodity derivative gain, net	(557)	557	(iii)	—		—	—
Petroleum and natural gas revenues, net of royalties and derivatives	Total revenue	142,315	557		—		(38,575)	104,297

Expenses	Operating Expenses
Operating	Lease operating expense	28,435	5,568	(iv)	—		(9,181)	24,822
Transportation		5,568	(5,568)	(iv)
Production taxes	Production taxes	13,282	—		—		(3,586)	9,696
General and administrative	General and administrative	6,654	9,035	(v)	2,304	(a)	(4,858)	13,135
Transaction related costs		9,035	(9,035)	(v)
Finance		(2,137)	4,770	(vi)
			(2,461)	(vi)
			(172)	(vi)
Depletion and depreciation	Depletion, depreciation, amortization, and accretion	53,676	172	(vi)	—		(14,539)	39,309
Share-based compensation	Equity-based compensation	5,284	—		2,853	(a)	(2,197)	5,940
Impairment	Impairment of oil and gas properties	236,000	—				(63,720)	172,280
	Total operating expenses	355,797	2,309		5,157		(98,081)	265,182
	Operating Income	(213,482)	(1,752)		(5,157)		59,506	(160,885)
	Other (Expense) Income
	Commodity derivative loss, net	—	(557)	(iii)	—		150	(407)
	Interest expense	—	(2,461)	(vi)	—		664	(1,797)
	Other income	—	4,770	(vi)	—		(1,288)	3,482
	Total other (expense) income	—	1,752		—		(474)	1,278

Income before income taxes	Income Before Income Taxes	$(213,482)	$—		$(5,157)		$59,032	$(159,607)

Deferred income tax expense	(Provision for) Benefit from Income Taxes	48,215	—		—		(13,018)	35,197

	Net Income	$(165,267)	$—		$(5,157)		$46,014	$(124,410)
Currency translation adjustment		43,446	—		—		(43,446)	—
Comprehensive income		$(121,821)	$—		$(5,157)		$2,568	$(124,410)

(i)Represents the reclassification of balances contained in “Petroleum and natural gas revenues” on Lucero’s historical statements of operations into “Oil” and “Natural gas” to conform to the Company’s presentation.
(ii)Represents the reclassification of balances contained in “Royalties” on Lucero’s historical statements of operations into “Oil” and “Natural gas” to conform to the Company’s presentation.
(iii)Represents the reclassification of balances contained in “Unrealized gain (loss) on financial derivatives” on Lucero’s historical statements of operations into “Commodity derivative loss, net” to conform to the Company’s presentation.
(iv)Represents the reclassification of balances contained in “Transportation” on Lucero’s historical statements of operations into “Lease operating expenses” to conform to the Company’s presentation.
(v)Represents the reclassification of balances contained in “Transaction related costs” on Lucero’s historical statements of operations into “General and administrative” to conform to the Company’s presentation.
(vi)Represents the reclassification of balances contained in “Finance” on Lucero’s historical statements of operations into “Other income,” “Interest expense” and “Depletion, depreciation, amortization and accretion” to conform to the Company’s presentation.

Note 2A—IFRS to U.S. GAAP Adjustments
Oil and Gas Properties
Under GAAP using the successful efforts method of oil and gas accounting used by the Company, costs associated with the acquisition, drilling and equipping of successful exploratory wells and costs of successful and unsuccessful development wells are capitalized and depleted, net of estimated salvage values, on the basis of a reasonable aggregation of properties within a common geological structural feature or stratigraphic condition, such as a reservoir or field. These costs are depleted using the unit-of-production method based upon production and estimates of proved reserve quantities as determined in conformity with SEC Regulation S-X Rule 4-10.
Within the historical Lucero financial statements, all costs related to the exploration and development of oil and natural gas properties are capitalized into a single cost center. Further, internal costs are capitalized when directly attributable to acquisition, exploration and development activities. Under IFRS, these costs are depleted using the unit-of-production method based upon production and estimates of proved and probable reserve quantities as determined in accordance with guidelines specified in NI 51-101, as adopted by the Canadian Securities Administrators, and the Canadian Oil and Gas Evaluations (“COGE”) Handbook.
Based on our analysis we determined that Lucero capitalizes to oil and gas properties certain directly attributable general and administrative costs, including share-based compensation, associated with employees and consultants involved in acquiring licenses or other approvals and drilling, completion, and construction activities on Lucero’s operated lands. As these costs would not be capitalized under the GAAP successful efforts method of accounting, these costs were expensed:
(a)Represents the adjustment to expense certain historical costs originally capitalized to oil and gas properties by Lucero under IFRS to align with GAAP (successful efforts method of accounting) during the year ended December 31, 2024.
Lucero’s historical depletion expense would be higher under the successful efforts method of accounting because of differences in how oil and natural gas reserve quantities are determined between the two accounting frameworks. For example, oil and natural gas reserves are determined in accordance with GAAP using a simple average of beginning-of-month commodity prices over the past twelve months. Additionally, such reserves are limited to only proved reserves, with further limitations to the quantities associated with proved undeveloped reserves to a five-year development horizon. In contrast, oil and natural gas reserves determined in accordance with IFRS do not limit proved undeveloped reserves to a five-year development horizon, and allow for the inclusion of probable reserves.
However, we do not possess the information to recompute the cumulative impact of these differences since the inception of Lucero, and such differences would be further impacted by property sales and purchases throughout the life of Lucero. Accordingly, the pro forma balance sheet does not reflect any adjustment for such differences. Additionally, as reflected in the Transaction Accounting Adjustments to the pro forma financial statements (Note 3), the oil and natural gas properties of Lucero will be recorded by Vitesse at their respective fair values as of the closing date of the Arrangement. Accordingly, the historical cost basis of the oil and natural gas properties of Lucero has been eliminated and replaced with the estimated fair value of the oil and natural gas properties.
In the unaudited pro forma combined statement of operations, depletion expense was estimated using the successful efforts method of oil and natural gas accounting based on the estimated fair value of the oil and gas properties determined in Note 3(a). For the year ended December 31, 2024, refer to Note 3(a) and (f) for additional information.
Impairment of Long-Lived Assets
Under both GAAP and IFRS, long-lived assets are tested for impairment when events or changes in circumstances indicate that the carrying amounts may be impaired. Under GAAP, the asset group is first tested for recoverability by determining if its carrying amount exceeds the expected future cash flows from the asset group on an undiscounted basis. If the asset group is determined to not be recoverable, an impairment expense is recorded for the excess of the asset group’s carrying amount over its fair value. Further, future reversal of a previously recognized impairment loss is prohibited.
Under IFRS, when an impairment indicator is determined to exist, an impairment expense is recorded for the excess of the cash generating unit carrying amount over the greater of its fair value less costs of disposal and its value in use. Impairment expense previously recorded is reversible in subsequent periods under certain conditions.
During the year ended December 31, 2024, Lucero impaired oil and gas properties for $172.3 million. In connection with the preliminary purchase price allocation, the Company estimated fair value of the oil and gas properties determined in Note 3(a). Accordingly, the Company has elected not to adjust Lucero’s oil and gas properties and impairment expense on its historical balance sheet and income statement, respectively, as it will be re-adjusted in Note 3 under GAAP.
Asset Retirement Obligations
Under GAAP, the initial recognition of the asset retirement obligations is based on the fair value of the asset retirement obligations, generally utilizing a present value technique to estimate the liability and discounted at a credit-adjusted risk-free interest rate. Subsequently, period-to-period revisions to either the timing or amount of the original estimate of undiscounted cash flows are treated as separate layers of the obligation.

Under IFRS, asset retirement obligations are generally measured as the best estimate of the expenditure to settle the obligation utilizing a present value technique to estimate the liability, discounted at a pretax rate that reflects current market assessments of the time value of money and the risks specific to the liability. Subsequently, period-to-period revisions for changes in the estimate of expected undiscounted cash flows or discount rate is remeasured for the entire obligation by using an updated discount rate that reflects current market conditions as of the balance sheet date.
Based on our analysis we determined the differences between the two accounting frameworks with respect to asset retirement obligations are not material to the unaudited pro forma financial information as the differences between discount rates used would not materially impact either recorded balance sheet accounts or periodic accretion expense. This is in part due to the long lives associated with the assets and the minor differences between historical rates. In addition, upon consummation of the Arrangement, asset retirement obligations will be recorded at estimated fair value as indicated in the preliminary purchase accounting reflected in Note 3.
Other Adjustments
No other significant differences between IFRS, as applied by Lucero, and GAAP were identified based on the information available from discussions with Lucero’s management and review of publicly available information. Further review may identify additional adjustments that could have a material impact on the unaudited pro forma financial information of the combined company.
Note 2B—Currency Translation Adjustments
Currency translation adjustments to convert Lucero’s balance sheet and income statement were calculated according to the following table:

Foreign currency translation rates	USD/CAD
Balance Sheet as of December 31, 2024 (ending period exchange rate)	0.6950
Statement of Operations for the year ended December 31, 2024 (average period exchange rate)	0.7300

Note 3—Purchase Accounting and Pro Forma Adjustments
Balance Sheet
The unaudited pro forma combined balance sheet at December 31, 2024 reflects the following adjustments:
(a)As the accounting acquirer, Vitesse will account for the Arrangement using the acquisition method of accounting for business combinations in accordance with ASC 805. Vitesse’s allocation of the preliminary estimated purchase price with respect to the Arrangement is based on estimates of, and assumptions related to, the fair value of assets to be acquired and liabilities to be assumed as of December 31, 2024, using currently available information. Because the unaudited pro forma combined financial statements have been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on the financial position and results of operations of the combined company may be materially different from the pro forma amounts included herein. Vitesse expects to finalize the purchase price allocation as soon as reasonably practical, which will not extend beyond the one-year measurement period provided under ASC 805.
The preliminary purchase price allocation is subject to change due to several factors, including, but not limiting to, the following:
•Changes in the estimated fair value of Lucero’ identifiable assets acquired and liabilities assumed as of the closing date of the Arrangement, which could result from changes in oil and natural gas commodity prices, reserve estimates, discount rates and other factors; and
•The tax basis of Lucero’s assets and liabilities as of the closing date of the Arrangement.
The table below represent the preliminary value of the consideration and its allocation to the net assets acquired (in thousands, except share and per share amounts).

Common stock issued to acquire Lucero (includes settlement of warrants and equity awards)	8,169,839
Vitesse closing stock price on March 6, 2025	$23.78
Arrangement consideration	$194,279

Preliminary Purchase Price Allocation
Assets Acquired
Cash and cash equivalents (see Note 3(b))	$45,819
Revenue receivable	7,657
Prepaid expenses and other current assets	2,148
Proved oil and gas properties	167,288
Other Property and Equipment—Net	68
Other noncurrent assets	753
Total assets acquired	223,733
Liabilities Assumed
Accounts payable	3,623
Accrued liabilities	22,018
Commodity derivatives	391
Other current liabilities	551
Deferred tax liability	—
Asset retirement obligations	2,694
Other noncurrent liabilities	177
Total liabilities assumed	29,454

Net Assets Acquired	$194,279

(b)Represents $14.8 million in transaction-related costs incurred or expected to be incurred by Lucero prior to the Arrangement closing. These costs are nonrecurring and will not affect Vitesse’s statement of operations beyond 12 months after the Closing. These transaction-related costs are preliminary estimates; the final amounts and the resulting effect to purchase accounting in Note 3(a) may differ significantly.
(c)Represents $4.1 million of transaction costs incurred or expected to be incurred by Vitesse subsequent to December 31, 2024. These transaction costs are preliminary estimates; the final amounts and the resulting effect on Vitesse’s results of operations may differ significantly. These costs are nonrecurring and will not affect Vitesse’s statement of operations beyond 12 months after the closing.

(d)Based on the Company’s preliminary understanding of Lucero’s U.S. tax basis, the largest driver of the net deferred tax liability is book to tax differences in oil and gas properties in excess of deferred tax assets primarily derived from NOL carryforwards. The lower book basis of oil and gas properties in Note 3(a) as compared to Lucero’s book basis may therefore result in a net deferred tax asset. The Company has elected to not recognize a deferred tax asset or liability in the pro forma at this time due to uncertainty in the underlying book and tax bases and potential limitations. Deferred taxes and the resulting effect to purchase accounting in Note 3(a) may differ significantly.
Statement of Operations
The unaudited pro forma combined statement of operations for the year ended December 31, 2024 reflects the following adjustments:
(e)Represents $4.1 million of transaction costs incurred or expected to be incurred by Vitesse subsequent to December 31, 2024. These transaction costs are preliminary estimates; the final amounts and the resulting effect on Vitesse’s results of operations may differ significantly. These costs are nonrecurring and will not affect Vitesse’s statement of operations beyond 12 months after the closing.
(f)Represents the depletion, depreciation, amortization, and accretion expense related to the assets acquired in the Arrangement, which is based on the preliminary purchase price allocation. Depletion was calculated using the unit-of-production method under the successful efforts method of accounting, based on proved reserves. The depletion expense was adjusted for (i) the revision to the depletion rate based on the proved oil and gas properties and the reserve volumes attributable to the acquired oil and gas properties and (ii) the difference in depletion methodology under the successful efforts method of accounting applied by Vitesse compared to the method of accounting applied by Lucero. This adjustment does not include an adjustment to accretion expense attributable to asset retirement obligations as Vitesse’s higher credit-adjusted risk-free rate relative to Lucero’s risk-free rate had an immaterial impact.
(g)Represents the reversal of impairment expense recorded on Lucero’s historical statement of operations. As the Arrangement is being reflected in the unaudited pro forma combined statement of operations for the year ended December 31, 2024 as if it had occurred on January 1, 2024, the Company would have recorded oil and gas properties at fair value on January 1, 2024, and thus would not have recorded impairment expense during the year ended December 31, 2024.
(h)Represents the estimated income tax impact of the pro forma adjustments from the Arrangement. An estimated combined statutory rate of 23.4% was applied to Lucero’s (As Adjusted) and Transaction Accounting Adjustments net pre-tax income. Because the tax rates used for these unaudited pro forma combined financial statements are an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to the completion of the Arrangement.
(i)The table below represents the calculation of the weighted average shares outstanding and earnings per share included in the unaudited pro forma combined statement of operations for the year ended December 31, 2024. As the Arrangement is being reflected in the unaudited pro forma combined statement of operations for the year ended December 31, 2024 as if it had occurred on January 1, 2024, the calculation of weighted average shares outstanding for basic and diluted earnings per share assumes that the shares issued pursuant to the Arrangement have been outstanding for the entire year.

(In thousands, except share and per share data)	Year Ended December 31, 2024
Pro forma net income	$37,492
Basic shares:
Weighted average Vitesse shares outstanding	30,040,035
Vitesse shares issued to acquire Lucero	8,169,839
Pro forma weighted average common shares outstanding – basic	38,209,874
Diluted shares:
Pro forma weighted average common shares outstanding – basic	38,209,874
Dilutive effect of Vitesse equity awards	2,868,190
Pro forma weighted average common shares outstanding – diluted	41,078,064
Net income per common share – basic	$0.98
Net income per common share – diluted	$0.91

Note 4—Supplemental Pro Forma Oil and Natural Gas Reserves Information
The following tables present the combined net proved developed and undeveloped oil and natural gas reserves as of December 31, 2024, along with a summary of changes in quantities of net remaining proved reserves during the year ended December 31, 2024. The combined reserve information set forth below gives effect to the Arrangement as if it had occurred on January 1, 2024.
The disclosures below are derived from the “Oil and Natural Gas Reserve Data” for the year ended December 31, 2024 reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Lucero’s historical reserves were adjusted to comply with SEC rules and prepared as if the Arrangement occurred on January 1, 2024. Because the following combined reserve information has been prepared based upon preliminary estimates, the impact of the Arrangement and the timing thereof could cause material differences from the information presented herein.

	Oil (MBbl)
	Vitesse Historical	Lucero Historical	Pro Forma Combined
Proved Developed and Undeveloped Reserves at December 31, 2023	27,743	10,350	38,093
Revisions of Previous Estimates	(3,265)	(27)	(3,292)
Extensions, Discoveries and Other Additions	5,213	—	5,213
Acquisition of Reserves	955	—	955
Production	(3,291)	(1,340)	(4,631)
Proved Developed and Undeveloped Reserves at December 31, 2024	27,355	8,983	36,338
Proved Developed Reserves:
December 31, 2023	18,440	6,187	24,627
December 31, 2024	17,431	5,962	23,393
Proved Undeveloped Reserves:
December 31, 2023	9,303	4,163	13,466
December 31, 2024	9,924	3,021	12,945

	Natural Gas (MMcf)
	Vitesse Historical	Lucero Historical	Pro Forma Combined
Proved Developed and Undeveloped Reserves at December 31, 2023	77,110	45,041	122,151
Revisions of Previous Estimates	(3,775)	(119)	(3,894)
Extensions, Discoveries and Other Additions	9,663	—	9,663
Acquisition of Reserves	3,375	—	3,375
Production	(8,809)	(5,468)	(14,277)
Proved Developed and Undeveloped Reserves at December 31, 2024	77,564	39,454	117,018
Proved Developed Reserves:
December 31, 2023	60,202	29,570	89,772
December 31, 2024	58,885	32,762	91,647
Proved Undeveloped Reserves:
December 31, 2023	16,907	15,471	32,378
December 31, 2024	18,679	6,692	25,371

	Combined (MBoe)
	Vitesse Historical	Lucero Historical	Pro Forma Combined
Proved Developed and Undeveloped Reserves at December 31, 2023	40,595	17,857	58,452
Revisions of Previous Estimates	(3,894)	(47)	(3,941)
Extensions, Discoveries and Other Additions	6,823	—	6,823
Acquisition of Reserves	1,518	—	1,518
Production	(4,759)	(2,252)	(7,011)
Proved Developed and Undeveloped Reserves at December 31, 2024	40,283	15,558	55,841
Proved Developed Reserves:
December 31, 2023	28,474	11,115	39,589
December 31, 2024	27,245	11,422	38,667
Proved Undeveloped Reserves:
December 31, 2023	12,121	6,742	18,863
December 31, 2024	13,038	4,136	17,174

The combined Standardized Measure related to proved oil and natural gas reserves as of December 31, 2024 is as follows:

(in thousands)	Vitesse Historical	Lucero Historical	Pro Forma Combined
Future Cash Inflows	$2,017,412	$721,036	$2,738,448
Future Production Costs	(814,346)	(278,063)	(1,092,409)
Future Development Costs	(239,928)	(75,257)	(315,185)
Future Income Tax Expense	(127,868)	(40,661)	(168,529)
Future Net Cash Inflows	$835,270	$327,055	$1,162,325
10% Annual Discount for Estimated Timing of Cash Flows	$(328,939)	$(129,675)	$(458,614)
Standardized Measure of Discounted Future Net Cash Flows	$506,331	$197,380	$703,711

Changes in the combined Standardized Measure of Discounted Future Net Cash Flows at 10% for the year ended December 31, 2024 are as follows:

(in thousands)	Vitesse Historical	Lucero Historical	Pro Forma Combined
Beginning of Period	$575,691	$254,182	$829,873
Sales of Oil and Natural Gas Produced, Net of Production Costs	(172,899)	(69,782)	(242,681)
Extensions and Discoveries	85,506	—	85,506
Previously Estimated Development Cost Incurred During the Period	58,172	—	58,172
Net Change of Prices and Production Costs	(105,949)	(26,807)	(132,756)
Change in Future Development Costs	10,161	5,141	15,302
Revisions of Quantity and Timing Estimates	(67,528)	(915)	(68,443)
Accretion of Discount	68,207	29,018	97,225
Change in Income Taxes	26,121	13,685	39,806
Purchases of Minerals in Place	26,071	—	26,071
Other	2,778	(7,142)	(4,364)
End of Period	$506,331	$197,380	$703,711